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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2007

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/06)

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2007, we and the holders (each, an “Investor” and collectively, the “Investors”) of our Senior Secured Convertible Notes due March 31, 2008 entered into Deferral Agreements dated April 30, 2007 (collectively, the “Deferral Agreements”) pursuant to which the Installment Payment of $1,458,333.34 that will fall due on May 31, 2007 will be deferred to June 30, 2007.

The foregoing description of the Deferral Agreements is qualified in its entirety by reference to the agreements themselves, a form of which is attached to this report as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Form of Deferral Agreement between the Company and various investors dated April 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: May 1, 2007